Consent of Independent Auditors




The Board of Trustees and Shareholders
Aetna Money Market VP:





We consent to the use of our report dated January 29, 1999 incorporated by reference herein on Form N-1A relating to Aetna Money Market VP and to the references to our firm under the headings "Financial Highlights" in the prospectus and "Independent Auditors" in the statement of additional information.






                                                  /s/ KPMG LLP
                                                      KPMG LLP




Hartford, Connecticut
April 27, 1999